Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AQUILA, INC.

Aquila, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  On September 9, 1986, the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State under the name “UtiliCorp United Inc.” On March 15, 2002, the Corporation changed its name to “Aquila, Inc.” pursuant to Section 253(b) of the Delaware General Corporation Law (“DGCL”).

SECOND:  A Restated Certificate of Incorporation was adopted by the Corporation’s board of directors on August 7, 2002, in accordance with Section 245 of the DGCL, restating and integrating the provisions of the Corporation’s Certificate of Incorporation as theretofore amended or supplemented (the “Prior Restated Certificate”).

THIRD:  The Certificate of Incorporation, as restated by the Prior Restated Certificate, is hereby amended by striking out Articles Four, Five, Six, Seven, Eight and Nine thereof, by substituting in lieu thereof new Articles Four, Five, Six and Seven, and by renumbering Article Ten as Article Eight, which are set forth in the Restated Certificate of Incorporation hereinafter provided for.  The provisions of the Certificate of Incorporation as heretofore amended and/or supplemented, and as herein amended, as hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Aquila, Inc., without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended, supplemented or restated and the provisions of the said single instrument hereinafter set forth.

FOURTH:  The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH:  The Certificate of Incorporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

“AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AQUILA, INC.

ARTICLE ONE

The name of the Corporation is Aquila, Inc.

ARTICLE TWO

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

Section 1.  The nature of the business or purpose to be conducted or promoted by the
Corporation is:

(a)           To carry on the general business of an electric light, heat and power company in all of its branches and to generate, purchase, transmit, distribute, sell and supply electric energy for light, heat, power and other purposes; to acquire by construction, purchase, lease or otherwise and to operate facilities necessary or useful for the above purposes; and to buy, sell and deal in appliances and articles of merchandise for the use and consumption of electric energy;

(b)           To manufacture, produce, acquire, use, supply, buy and sell gas, either natural or artificial, for heat, light, power and other purposes, and to manufacture, produce, acquire, use, supply, buy, sell and lease gas and vapor manufacturing machines and inventions; to manufacture, produce, acquire, use, supply, buy, sell and lease gas and vapor consuming machines for utilizing gas or vapor as a fuel or as light, heat or power, and lighting devices and heat and light regulating and saving inventions; to buy, sell and refine oil and other materials for the manufacturing of gas or vapor or for the production of heat, light and power; and to carry on all the businesses that are usual or may be conveniently carried on by gas companies;

(c)     To manufacture ice for sale, and to generally deal in the same, and to engage in the business of cold storage and freezing of perishable merchandise; to acquire and operate ice manufacturing plants; and to provide cold or other storage rooms of such cold or general storage capacity as may be deemed advisable or necessary to the successful conduct of the business of caring for and freezing perishable goods;

(d)           To acquire water by purchase, development or otherwise; to buy, own, hold, or in any manner acquire franchises, contracts, rights or water permits to carry on the business of supplying water to cities, towns, municipalities, buildings and places both public and private; to construct, buy, sell, lease, rent or in any manner acquire and maintain reservoirs, water towers and pumping stations, machinery and equipment of any and all kinds;

(e)           To acquire, own, contract, erect, lay down, manage, maintain, operate, enlarge, alter, work and use all such lands, buildings, easements, gas, electric and other works, machinery, plant, stock, pipes, lamps, motors, fittings, meters, apparatus, appliances, materials, and things, and to supply all such materials, products and things as may be necessary, incident or convenient in connection with the production, use, storage, regulation, measurement, supply and distribution of any of the products of the Corporation;

(f)           To carry on and conduct a general utility management and engineering and a general contracting business, including therein the designing, planning, constructing, enlarging, repairing, removing or otherwise engaging in any works upon buildings, works, roads, highways, plants, bridges, piers, docks, mines, shafts, reservoirs, waterworks, tanks, railway structures, and all iron, steel, wood, masonry, and earth construction, and to undertake, perform, extend and receive any contracts or assignments of contracts therefor; and to carry on the general business of appraisers, valuators and estimators for property, both real and personal;

(g)           To purchase, acquire, hold, sell, exchange, pledge, hypothecate, or otherwise dispose of the stocks, bonds, notes, securities, debentures or other evidences of indebtedness, and obligations of any person, persons, firm, co-partnership or association, or of any private, public, quasi-public or municipal corporation, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative subdivision or department thereof, and more particularly corporations transacting a like or similar business, and all trust, participation or other certificates of, or receipts evidencing interest in any such stocks, bonds, or other evidences of indebtedness or interest therein, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes;

(h)           To buy, purchase, or otherwise acquire, and to hold, cancel, retire, reissue or otherwise dispose of the shares of the capital stock, bonds, notes, debentures, debenture bonds and other obligations of the Corporation, from time to time, to such extent, at such price, in such manner, and upon such terms as the Board of Directors of the Corporation shall from time to time determine;

(i)           To apply for, purchase, or in any manner to acquire, and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant, license other rights in respect of, and in any manner deal with, any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries or otherwise to work, operate or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them;

(j)           To purchase, lease, or otherwise acquire, and to hold, own, sell or dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, shares of stock, mortgages, bonds, debentures and other securities, merchandise, book debts and claims, trademarks, trade names, patents and patent rights, copyrights and any interest in real or personal property;

(k)           To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations, from time to time, for the purchase of property or for any purpose in or about the business of the Corporation, and, if deemed proper, to secure the payment of any such obligations by mortgage, pledge, deed of trust or otherwise;

(l)           To acquire, and to carry over as a going concern and thereafter to carry on, the business of any person, firm or corporation engaged in any business which the Corporation is authorized to carry on, and in connection therewith to acquire the goodwill and all or any of the assets and to assume or otherwise provide for all or any of the liabilities of the Corporation;

(m)           To sell, improve, manage, develop, lease, mortgage, dispose of or otherwise turn to account or deal with all or any part of the property of the Corporation;

(n)           To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incident or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which the Corporation is organized; and

(o)           From time to time, to do any one or more of the acts and things hereinabove set forth, to conduct and carry on said business, or any part thereof, to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of Delaware and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries, to the extent permitted by the laws of such states, territories, colonies, dependencies, districts and countries.

 Section 2. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE FOUR

 Section 1. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common stock of the par value of One Cent ($0.01) per share (hereinafter referred to as “Common Stock”).

Section 2. No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

ARTICLE FIVE

Section 1. The number of directors of the Corporation shall not be less than three and shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Directors need not be stockholders of the Corporation.

ARTICLE SIX

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in further definition and regulation of the powers of the Corporation and of its directors and shareholders:

Section 1.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

(a)            To make, alter and repeal the Bylaws of the Corporation, subject to the right of stockholders at any regular or special meeting to alter or repeal Bylaws made by the  Board of Directors, and subject to the rights, if any, of the holders of any class of stock;

(b)            To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such price and for such consideration and generally upon such terms and conditions as it thinks fit;

(c)            In its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation;

(d)            To fix and determine from time to time what part of the consideration received by the Corporation on any issue of stock without par value shall constitute capital;

(e)            From time to time to fix and vary the amount of the working capital and to direct and determine the use and disposition of net profits and surplus;

(f)            To determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to inspection of the stockholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as expressly conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or by resolution of the stockholders entitled to vote at all times;

(g)            By resolution or resolutions, passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined, from time to time, by resolution adopted by the Board of Directors; and

(h)            To sell, lease or exchange or make other disposition of all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as said Board of Directors shall deem expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the holders of such majority as may be prescribed by the laws of the State of Delaware or by this Restated Certificate of Incorporation of the stock issued and outstanding entitled to vote thereon.

Section 2. The stockholders and the Board of Directors may hold their meetings and may have one or more offices outside of the State of Delaware, and, subject to the provisions of the laws of said state, may keep duplicate books of the Corporation outside of said state and at such places as may be from time to time designated by the Board of Directors.

Section 3. The Corporation may in its Bylaws make any other provisions or requirements for the conduct of the business of the Corporation, provided the same be not inconsistent with the provisions of this Restated Certificate of Incorporation, or contrary to the laws of the State of Delaware.

Section 4. Subject to any limitations contained in this Restated Certificate of Incorporation, the Corporation reserves the right to increase or decrease its authorized capital stock, or any class thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, or any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in this Restated Certificate of Incorporation, or in any amendment thereto, are granted subject to this reservation.

ARTICLE SEVEN

 Section 1. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts except to the extent of any unpaid balances due for subscriptions for shares.

Section 2. Special meetings of the stockholders may be called by the President, by the Board of Directors, by the holders of not less than a majority of all outstanding shares entitled to vote at such meetings or by such other officers or persons as may be provided in the Bylaws.

Section 3. At all elections of directors of the Corporation, each stockholder shall be entitled to one vote per share as to each director to be elected and no shareholder shall have the right to cast votes in the aggregate or to cumulate votes for the election of any director.

ARTICLE EIGHT

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”

*            *           *           *     *

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and filed with the Delaware Secretary of State by the undersigned duly authorized officer on this 14th day of July, 2008.

AQUILA, INC.

By: /s/ Barbara B. Curry
Name: Barbara B. Curry
Title: Corporate Secretary